UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  August 7, 2008

  MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-24487 (Commission File Number)	77-0322161 (IRS Employer Identification No.)

1225 Charleston Road
Mountain View, CA  94043
(Address of Principal Executive Offices, including zip code)

(650) 567-5000
(Registrant's telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On August 13, 2008, MIPS Technologies, Inc. issued a press release announcing its results of operations for the fourth quarter and year ended June 30, 2008.  A copy of the press release is attached as Exhibit 99.01 to this Current Report.

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On August 7, 2008, the Board of Directors of MIPS Technologies, Inc. (the “Company”) approved a plan to reduce the Company’s operating costs by a reduction in employee headcount in light of current and projected conditions in the semiconductor market.  This plan is to be effected in August 2008 and involves the termination of employees in the Company’s facilities in the United States, Israel and Europe.  The Company expects to incur aggregate costs associated with this plan of approximately $4 - $5.5 million, of which approximately $3 million is expected to be recognized in the first quarter of fiscal 2009 and the balance in the second quarter of fiscal 2009.   Of these charges, approximately $4 - $5 million are expected to be cash charges.  It is expected that 80 – 90% of these charges will consist of employee severance charges.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits

            99.01     Press Release, dated August 13, 2008, entitled “MIPS Technologies Reports Fourth Quarter and Fiscal 2008 Financial Results and Corporate Restructuring.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIPS TECHNOLOGIES, INC. (Registrant)

Date: August 13, 2008	By:	/s/ MAURY AUSTIN
Name: Maury Austin
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.01	Press Release, dated August 13, 2008, entitled "MIPS Technologies Reports Fourth Quarter and Fiscal 2008 Financial Results and Corporate Restructuring."